UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2002

Loudeye Corp.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction incorporation or of organization)	0-29583 (Commission File Number)	91-1908833 (I.R.S. Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington 98144
(Address of principal executive offices) (Zip code)

(206) 832-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.7

ITEM 5. OTHER EVENTS

     Loudeye Corp. (“Loudeye”), a leading provider of webcasting and other digital media services, announced that a Listing Qualifications Panel of The Nasdaq Stock Market has approved the transfer of the listing of Loudeye’s common stock to The Nasdaq SmallCap Market effective with the open of business on Wednesday, July 17, 2002. The securities will continue trading under the current symbol: “LOUD.”

     Loudeye currently meets all criteria for continued inclusion in the Nasdaq SmallCap Market other than the $1.00 minimum bid price per share requirement. Loudeye has an initial grace period until September 30, 2002, to demonstrate a closing bid price of at least $1.00 for a minimum of ten consecutive trading days. Should Loudeye not comply with the minimum bid price requirement within this grace period, the Company may be eligible for an additional 180 day grace period until March 28, 2003, to meet the $1.00 minimum bid price requirement provided Loudeye can demonstrate it remains in compliance with the Nasdaq SmallCap Market’s initial listing standards. Loudeye believes that it is currently in compliance with these initial listing standards.

     Nasdaq listing criteria also provide for Loudeye to transfer back to the Nasdaq National Market should Loudeye maintain a minimum bid price of $1.00 for at least 30 consecutive trading days by March 28, 2003, and comply at all times with other applicable continued listing requirements for the Nasdaq National Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

Dated: July 23, 2002	By:	/s/ John T. Baker, IV John T. Baker, IV Chairman and Director, Principal Executive Officer

INDEX TO EXHIBITS

99.7 Press Release dated July 16, 2002

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